UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  September 4, 2013

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At the Annual Meeting of Stockholders of Helmerich & Payne, Inc. (the “Company”), held on March 6, 2013, the Company’s stockholders approved a non-binding proposal to adopt a majority voting standard in the election of directors.  The stockholder proposal contemplated the retention of a plurality voting standard for contested elections.  On September 4, 2013, the Company’s Board of Directors approved amendments to the Amended and Restated By-Laws of Helmerich &Payne, Inc. (the “By-Laws”).  The By-Laws are effective as of September 4, 2013.  Article II, Section 1 and Article III, Section 1 of the By-Laws were amended.  Additionally, a new Section 2 was added to Article II.  The amendments establish, for uncontested elections, a majority voting and resignation process for directors.  The By-Laws provide that if in any uncontested election of directors a nominee receives a greater number of “against” votes than votes “for,” the nominee will tender his or her resignation.  The Board of Directors will decide, through a process managed by a Board committee and an in accordance with procedures set forth in the Company’s amended Corporate Governance Guidelines, whether to accept or reject the resignation, or whether other action should be taken.  The Company’s amended Corporate Governance Guidelines are available on the Company’s website under both the Governance or Investor Relations sections.  Information made available on the Company’s website does not constitute a part of this Current Report on Form 8-K.  The By-Laws further provide that, in contested elections, directors will be elected using a plurality voting standard.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, as amended, that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Helmerich & Payne, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: September 4, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Helmerich & Payne, Inc.